                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           Golden Star Resources LTD
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         OF GOLDEN STAR RESOURCES LTD.
                               Denver, Colorado

NOTICE IS HEREBY GIVEN that the Annual General and Special Meeting of Shareholders of Golden Star Resources Ltd. (the "Company") will be held at 10:00 am (Toronto time) on Wednesday, June 27, 2001, in the Calvin Room of the Ontario Club, 30 Wellington Street West, Toronto, Ontario, Canada for the following purposes:

1. to receive the report of the directors to the shareholders and the consolidated financial statements of the Company, together with the auditor's report thereon, for the fiscal year ended December 31, 2000;

2.  to elect directors until the next annual general meeting;

3. to appoint PricewaterhouseCoopers, Chartered Accountants, as auditor to hold office until the next annual general meeting at a remuneration to be fixed by the directors;

4. to approve the issuance of 3,000,000 common shares to Anvil Mining NL, subject to all necessary regulatory approvals;

5. to approve in advance the issuance of a number of common shares of the Company, by virtue of exemptions from registration and prospectus requirements under applicable securities legislation and transactions which may not be fully marketed public offerings, that may exceed 25% of the Company's issued and outstanding common shares, subject to all necessary regulatory approvals;

6. to transact such other business as may properly come before the meeting or any adjournment of it.


The Board of Directors has fixed the close of business on May 9, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and at any adjournment thereof. Accompanying this Notice of Meeting are (i) a proxy statement and management information circular, (ii) a form of proxy, and (iii) a reply card for use by shareholders who wish to receive the Company's interim financial statements. Also accompanying this Notice of Meeting are audited comparative financial statements of the Company as at and for the year ended December 31, 2000 and the related management's discussion and analysis thereon, all of which are included in the Company's 2000 Annual Report previously mailed to the registered shareholders of the Company on May __, 2001.

If you are a registered shareholder of the Company and do not expect to attend the meeting in person, please promptly complete and sign the enclosed proxy form and return it in the self-addressed envelope for receipt by 5:00 p.m. (Toronto time) on Monday, June 25, 2001. If you receive more than one proxy form because you own shares registered in different names or addresses, each proxy form should be completed and returned.

If you are a non-registered shareholder of the Company and receive these materials through your broker or another intermediary, please complete and sign the materials in accordance with the instructions provided to you by such broker or other intermediary.

Dated at Denver, Colorado, this __th day of May, 2001.

                                BY ORDER OF THE BOARD OF DIRECTORS
                                /s/ Carole Plante
                                Secretary

                          GOLDEN STAR RESOURCES LTD.
                        10579 Bradford Road, Suite 103
                        Littleton, Colorado 80127-4247


              PROXY STATEMENT AND MANAGEMENT INFORMATION CIRCULAR


This Management Information Circular is furnished to the shareholders of Golden Star Resources Ltd. (the "Company") in connection with the solicitation by management of proxies to be voted at the annual meeting (the "Meeting") of the shareholders of the Company to be held in the Calvin Room, 42/nd/ floor, Toronto-Dominium Bank Center, in Toronto, Canada, at 10:00 am (Toronto time), on Wednesday, June 27, 2001, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting.

All dollar ($) amounts referred to herein are to United States dollars unless otherwise indicated.

Solicitation of Proxies

The enclosed proxy is solicited by and on behalf of management of the Company. The persons named in the enclosed proxy form are directors or officers of the Company. A shareholder desiring to appoint some other person (who need not be a shareholder) to represent him at the Meeting may do so either by inserting such other person's name in the blank space provided in the proxy form or by completing another form of proxy. To be used at the Meeting, the completed proxy form must be received by 5:00 p.m. (Toronto time) on Monday, June 25, 2001, at the address set forth in the accompanying return envelope (Attention:
Proxy Department, CIBC Mellon Trust Company, P.O. Box 12005 STN BRM B, Toronto, Ontario, Canada M7Y 2K5). Solicitation will be primarily by mail, but some proxies may be solicited personally or by telephone by regular employees or directors of the Company at a nominal cost. The cost of solicitation by management of the Company will be borne by the Company. This Management Information Circular and the accompanying proxy are expected to be sent to the shareholders on or about May 20, 2001.

Revocability of Proxies

A shareholder who has given a proxy may revoke it either by (a) signing a proxy bearing a later date and depositing the same at the registered office of the Company at 19/th/ floor, 885 West Georgia Street, Vancouver, British Columbia, Canada V6C 3H4 prior to the close of business on the day preceding the date on which the Meeting is to be held or any adjournment thereof, or with the chairman of the Meeting before any votes in respect of which the proxy is to be used shall have been taken; or (b) attending the Meeting in person and registering with the scrutineers as a shareholder personally present.

Voting of Proxies

A shareholder's instructions on his proxy form as to the exercise of voting rights will be followed in casting such shareholder's votes. In the absence of any instructions, the proxy agent named on the proxy form will cast the shareholder's votes in favor of the passage of the resolutions set forth herein and in the Notice of Meeting.

The enclosed proxy form confers discretionary authority upon the persons named therein with respect to (a) amendments or variations to matters identified in the Notice of Meeting and (b) other matters, which may properly come before the Meeting or any adjournment thereof. At the time of printing of this Management Information Circular, management of the Company knows of no such amendments, variations or other matters to come before the Meeting other than the matters referred to in the Notice of Meeting.

Votes Necessary to Pass Resolutions at the Meeting

Under the Company's Bylaws, the quorum for the transaction of business at the Meeting consists of two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxyholder or representative for a shareholder so entitled. Pursuant to the Canada Business Corporations Act ("CBCA") and the Company's Bylaws, directors must be elected and resolutions referred to in the accompanying Notice of Meeting must be passed by a majority of the votes cast by the shareholders who voted in respect of the particular matter.

Under the Company's Bylaws, the quorum for the transaction of business at the Meeting consists of two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxyholder or representative for a shareholder so entitled. Pursuant to the CBCA and the Company's Bylaws, directors must be elected and resolutions referred to in the accompanying Notice of Meeting must be passed by a majority of the votes cast by the shareholders who voted in respect of the particular matter.

Voting Shares and Principal Holders Thereof

The Company has an authorized capital consisting of an unlimited number of common shares (the "Common Shares") and an unlimited number of first preferred shares (the "First Preferred Shares"). As of May 1, 2001, 38,088,988 Common Shares and no First Preferred Shares were issued and outstanding. The board of directors of the Company (the "Board") has fixed May 9, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournment thereof. Each Common Share outstanding on the record date carries the right to one vote. The Company has caused to be prepared a list of the holders of its Common Shares on such record date. Each shareholder named in the list will be entitled to one vote at the Meeting for each Common Share shown opposite such shareholder's name except to the extent that (a) such shareholder has transferred the ownership of such Common Share after the date on which the list was prepared and (b) the transferee of such Common Share produces a properly endorsed share certificate or otherwise establishes that the transferee owns such Common Share and demands not later than 10 days before the Meeting that the transferee's name be included in the list in which case the transferee will be entitled to vote such Common Share at the Meeting. A complete list of the shareholders entitled to vote at the Meeting will be open to examination by any shareholder for any purpose germane to the Meeting, during ordinary business hours for a period of 10 days prior to the Meeting, at the office of CIBC Mellon Trust Company at 1600-1066 West Hastings Street, Vancouver, British Columbia, Canada V6E 3X1.

As of May 1, 2001, based upon information available to the Company, no person or entity beneficially owns, directly or indirectly, or exercises control or direction over, shares carrying more than 5% of the voting rights attached to the Company's issued and outstanding Common Shares, except as noted in the table under "Security Ownership of Certain Beneficial Owners and Management".


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of Common Shares beneficially owned, as of May 1, 2001, by each person known to the Company or its directors or senior officers to be the beneficial owner of more than 5% of its outstanding Common Shares, by each director and director nominees of the Company, by each executive officer named in the table titled "Summary Compensation Table" and by all directors and director nominee and executive officers of the Company as a group. It also shows the number of shares that those beneficial owner, directors, nominees and executives have a right to acquire on or before July 30, 2001. Unless otherwise noted, each shareholder has sole investment and voting power over the Common Shares owned.

------------------------------------------------------------------------------------------------------------------------------
                                         Number of                                    Total
                                          Common                                   Beneficially
                                          Shares                                     Owned and
Name of Beneficial Owner and            Beneficially      Right to Acquire         Right to Acquire      Percent of Common
Address if required                       Owned            Common Shares            Common Shares             Shares
------------------------------------------------------------------------------------------------------------------------------
Snyder Capital Management Inc.           7,076,000 (1)        797,500                7,873,500                  21%
350 California Street, Suite 1460
San Francisco, CA 94104
----------------------------------------------------------------------------------------------------------------------------
David M. Knott                                   0          3,487,714                3,487,714 (1)             8.5%
485 Underhill Boulevard
Suite 205
Syosset, New York 11791
----------------------------------------------------------------------------------------------------------------------------
David Fagin                                553,187            404,400                  957,587                 2.5 %
----------------------------------------------------------------------------------------------------------------------------
James Askew                                205,000            350,000                  555,000                 *
----------------------------------------------------------------------------------------------------------------------------
Peter Bradford                              10,000            400,000                  410,000                 *
----------------------------------------------------------------------------------------------------------------------------
Carlos Bertoni                              39,156            140,000                  179,156                 *
----------------------------------------------------------------------------------------------------------------------------
Allan Marter                                 5,000            225,000                  230,000                 *
----------------------------------------------------------------------------------------------------------------------------
Louis Peloquin                                   0            225,000                  225,000                 *
----------------------------------------------------------------------------------------------------------------------------
Richard Gray                                     0            150,000                  150,000                 *
----------------------------------------------------------------------------------------------------------------------------
Robert Stone                                 5,000             94,500                   99,500                 *
----------------------------------------------------------------------------------------------------------------------------
Ernest Mercier                               3,300             87,000                   90,300                 *
----------------------------------------------------------------------------------------------------------------------------
Ian MacGregor                                    0             75,000                   75,000                 *
----------------------------------------------------------------------------------------------------------------------------
Directors and Executive Officers           820,643          2,150,500                2,971,143                 8.0%
as a group
----------------------------------------------------------------------------------------------------------------------------

* Indicates less than one percent.
(1) This information was taken from the most current Schedule 13-G provided to the Company by this beneficial owner.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on the review of the section 16 (a) reports filed by the directors and executives officers, and upon representations from those persons, all reports required to be filed by our reporting persons during 2000 were filed on time.

                             ELECTION OF DIRECTORS

The term of office of the current directors of the Company will expire at the Meeting or when their successor are duly elected or appointed. The Articles of the Company provides that the number of directors shall consist of a minimum of three and a maximum of 15 directors. The Board is currently composed of six directors, three of whom are Canadian residents. Under the CBCA, a majority of the directors must be Canadian residents but section 105 (4) of CBCA provides an exemption "if the holding corporation earns in Canada directly or through subsidiaries less than 5% of the gross revenues of the holding corporation and all its subsidiary bodies corporate together as shown in the most recent consolidated financial statements". It was determined that the Company currently meets the requirement of section 105 (4) and, as a result, only one third of the directors of the Company must be resident Canadians.

It is proposed to nominate the six persons listed below for election as directors of the Company to hold office until the next annual meeting of the shareholders or until his successor is elected or appointed pursuant to relevant provisions of the Bylaws of the Company or the Company's governing statute. All such proposed nominees are currently directors of the Company.

It is the intention of the persons named as proxyholders in the enclosed proxy form to vote for the election to the Board of those persons hereinafter designated as nominees for election as directors. The Board does not contemplate that any of such nominees will be unable to serve as a director; however, if for any reason any of the proposed nominees do not stand for election or are unable to serve as such, proxies in favor of management designees will be voted for another nominee in the discretion of the proxy agent unless the shareholder has specified in the proxy form that the shareholder's Common Shares are to be withheld from voting in the election of directors.

The following table sets forth the name of each of the persons proposed to be nominated for election as a director; all positions and offices in the Company presently held by him; his present principal occupation or employment; the date of his first appointment as a director; his municipality of residence and his age. See "Security Ownership of Certain Beneficial Owners and Management" for the number of Common Shares of the Company that each nominee has advised are beneficially owned by him, directly or indirectly, or over which control or direction is exercised.

Name, Municipality of       Present and Principal Occupation for the Past Five       Date of First              Age
Residence and Position      Year                                                     Appointment as
with Company                                                                         Director
-------------------------------------------------------------------------------------------------------------------------------
JAMES E. ASKEW              Mr. Askew has been Managing Director and Chief            June 15, 1999             52
Sydney, Australia           Executive Officer of Black Range Minerals NL since
Director                    November 1999.  He also serves as a director of
                            Ausdrill Limited, Semafo Ltd., and Nord Resources Corp.
                            Prior thereto, Mr. Askew was President and Chief
                            Executive Officer of the Company from March 1999 to
                            October 1999 and President and Chief Executive Officer
                            of Rayrock Resources Inc. from September 1998 to March
                            1999.  Mr. Askew has also been President and Chairman
                            of International Mining and Finance Company since 1997.
                            From 1986 to 1996, Mr. Askew was President and Chief
                            Executive Officer of Golden Shamrock Mines Ltd.

PETER J. BRADFORD           Mr. Bradford has been President and Chief Executive       August 8, 2000            42
Littleton, Colorado         Officer of the Company since November 1999. Mr.
Director                    Bradford has also been a director of Anvil Mining N.L.
                            since 1998.  Prior thereto, Mr. Bradford was Managing
                            Director of Anvil Mining from May 1998 to October 1999,
                            Managing Director of Strategic Planning & New Business
                            of Ashanti Goldfields Company Ltd. from October 1996 to
                            April 1998, and General Manager West Africa of Golden
                            Shamrock Mines Ltd. from 1991 to 1996.

Name, Municipality of       Present and Principal Occupation for the Past Five          Date of First            Age
Residence and Position      Year                                                        Appointment as
with Company                                                                            Director
-------------------------------------------------------------------------------------------------------------------------------
DAVID K. FAGIN              Mr. Fagin currently serves as a director on the boards       May 15, 1992/(4)/        63
Englewood, Colorado         of Western Exploration and Development Ltd., Dayton
Director/(1, 2)/            Mining Company, and Canyon Resources Corporation and of
                            various public mutual funds of T. Rowe Price
                            Associates, Inc.  Mr. Fagin was Chairman and Chief
                            Executive Officer of Western Exploration from July 1997
                            to January 2000.  Prior thereto, Mr. Fagin was Chairman
                            and Chief Executive Officer of the Company from May
                            1992 until May 1996 and then Chairman of the Board of
                            the Company from May 1996 until December 31, 1997.

IAN A. MacGREGOR            Mr. MacGregor has been counsel with Fasken Martineau         April 3, 2000            66
Toronto, Ontario            DuMoulin LLP (Barristers and Solicitors) since February
Directo/ (2/)               2000.  Prior thereto, Mr. MacGregor was a partner of
                            Fasken Martineau DuMoulin LLP and a predecessor firm.

ERNEST C. MERCIER           Mr. Mercier is a businessman and professional director.      January 30, 1995         68
Toronto, Ontario            He currently serves as Chairman of the Board of Oxford
Director/(1, 2)/            Properties Group Inc. and as a director of Cascade
                            Corporation, Camvec Ltd., and Madison Oil Co Ltd.

ROBERT R. STONE             Mr. Stone has been non-executive Chairman of the             September 30, 1997       58
Vancouver, British          Company since June 1999.  He also serves as a director
Columbia                    (Chairman), Chell Group Corporation, and Mainsborne
Director/(1, 2, 3)/         Communications International Inc. (Chairman).  Prior
                            thereto, Mr. Stone was employed from 1973 until 1997 by
                            Cominco Ltd., most recently as Vice-President, Finance,
                            Chief Financial Officer and Director.  Mr. Stone
                            retired from Cominco Ltd. in 1997.

(1)  Member of the Audit Committee.
(2)  Member of the Compensation and Corporate Governance Committee.
(3)  Chairman of the Board.
(4) May 15, 1992 represents the date of the Company's formation upon the amalgamation of Golden Star Resources Ltd. ("Golden Star") and South American Goldfields Inc. Mr. Fagin was, prior to the amalgamation, director of Golden Star serving since February 3, 1992.

There are no family relationships among any of the director nominees or directors or executive officers of the Company.

See "Statement of Corporate Governance Practices" for information on Board committees and directors' meeting attendance.

Compensation of Directors

During the year ended December 31, 2000, the Company paid a total of $111,250 to its non-employee directors.

The Company pays an annual fee of:

    .  $24,000 to its non-executive Chairman;
    .  $12,000 to the Chairman of the Audit Committee;
    . $8,000 to the Chairman of the Compensation and Corporate Governance Committee; and
    .  $6,000 to the other directors.

The Company also pays the following fees for attending a meeting in person or by telephone:

    .  $1,500 to its non-executive Chairman for attending a Board meeting;
    . $750 to its non-executive directors for attending a Board meeting; and . $500 to its non-executive directors for attending a committee meeting.

The non-executive directors are also reimbursed for transportation and other out-of-pocket expenses reasonably incurred for attendance at Board and committee meetings and in connection with the performance of their duties as directors.

Stock Options

The Company's 1997 Stock Option Plan (the "Plan") provides for an automatic grant of an option to purchase 40,000 Common Shares to each person who becomes non-employee director, as of the date such person first becomes non-employee director, provided that, within the previous year, such person was not granted any other stock options by the Company.

In addition, the Company automatically grant its non-employee director a stock option to purchase 10,000 Common Shares, as of the date such non-employee director is re-elected at an annual general meeting of the Company, provided that in respect of the first additional option to be granted, at least 8 months shall have elapsed since the initial automatic option grant of 40,000 common shares. The Board may, at its discretion, grant additional options to non-employee directors from time to time. All options granted to the non-employee directors vest immediately and have a ten-year term.

Because the non-employee directors of the Company are not employed by Guyanor, they are not eligible to participate in Guyanor's Stock Option Plan. Therefore, the Company has occasionally granted, as additional compensation to its non-employee directors, options to purchase Class B shares of Guyanor from the Class B shares that the Company owns. The term of each option is ten years and the options vested immediately. During the fiscal year ended December 31, 2000, the Company did not grant options to purchase Guyanor shares to its non-employee directors.

During the financial year ended December 31, 2000, the Company granted to its non-employee directors options to purchase a total of 175,000 Common Shares, of which 40,000 were granted at an exercise price of Cdn.$1.62 and 135,000 at an exercise price of Cdn.$1.23.

Stock Option Grants

The following table sets forth information with respect to options granted during the financial year ended December 31, 2000 to the Company's non-employee directors as a group under the Plan.



                     OPTION GRANTS DURING LAST FISCAL YEAR
                      (all $ amounts in Canadian dollars)

-------------------------------------------------------------------------------------------------------------------------
                                                                   Market Value of
       Group           Securities Under      Exercise or         Securities Underlying
                        Options Granted      Base Price          Options on the Date of
                              (#)           ($/Security)          Grant ($/Security)             Expiration Date
-------------------------------------------------------------------------------------------------------------------------
Non-Executive
Directors as a           40,000                 1.62                    1.62                       04/03/10
       Group            135,000                 1.23                    1.23                       05/18/10

------------------------------------------------------------------------------------------------------------------------

Stock Option Exercises

The following table sets forth information with respect to the exercise, during the financial year ended December 31, 2000, by the non-employee directors as a group of options granted under the Plan, or options granted by the Company to acquire Guyanor Class B shares, as of December 31, 2000 as well as the value of their outstanding options as of December 31, 2000.

              AGGREGATED OPTION EXERCISES DURING LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES
                      (all $ amounts in Canadian dollars)

---------------------------------------------------------------------------------------------------------------------------------
                                                                  Unexercised Options at Fiscal        Value of Unexercised
       Group                                                              Year-End                    in-the-money Options at
  __________________            Securities      Aggregate                   (#)                         Fiscal Year-End ($)
Non-executive Directors         Acquired on       Value                  Exercisable/                       Exercisable/
      as a Group                 Exercise       Realized                Unexercisable                     Unexercisable (3)
                                    (#)            ($)
---------------------------------------------------------------------------------------------------------------------------------
Company         Company             0             N/A              Exercisable 930,900/0/(1, 2)/               0/0
Whose Shares
are Subject of ------------------------------------------------------------------------------------------------------------------
Options         Guyanor             0             N/A              Exercisable 410,258/0/(2)/                  0/0
Granted
---------------------------------------------------------------------------------------------------------------------------------

(1) Upon the exercise of stock options granted prior to March 14, 1995, the holder will receive one-fifth of one Class B share of Guyanor and one Common Share.
(2) Include options granted to Messrs. David Fagin and James Askew when they were employees of the Company.
(3) For all unexercised options held as of December 31, 2000, the aggregate dollar value of the excess of the market value of the shares underlying those options over the exercise price of those unexercised options. On December 29, 2000, the closing price on the Toronto Stock Exchange ("TSE") of each of the Common Shares and the Guyanor Class B shares was Cdn.$0.66 and Cdn.$0.21, respectively.

                  STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The by-laws of the Toronto Stock Exchange require each listed company incorporated in Canada to disclose on an annual basis its approach to corporate governance with reference to the TSE guidelines. The Company's Board and senior management consider good corporate governance to be central to the effective and efficient operation of the Company, and the well-being of the Company and its shareholders. The Board has approved the corporate governance statement described below.

Mandate of Board

The Board is required to supervise the management of the business and affairs of the Company. It establishes overall policies and standards for the Company. The Board expects management to conduct the business of the Company in accordance with the Company's ongoing strategic plan as adopted by the Board. The Board regularly reviews management's progress in meeting these expectations. The directors are kept informed of the Company's operations at meetings of the Board and its Committees and through reports and analyses and discussions with management. The Board normally meets once every two months in person or by telephone conference, with additional meetings being held as needed. In 2000, there were a total of nine meetings, five were held in person and four by telephone conference. All incumbent directors attended at least 75% of the aggregate number of meetings of the Board, while serving on the Board and on the Committees of the Board on which they served.

The following is a summary of how the Board handles matters pertaining to strategic planning, risk management, communication and control systems:

1. Each year the Board reviews planning assumptions and budgets for the year. Because the areas of exploration, the priorities and available funds change constantly, it is not realistic to formulate long range plans other than to select general geographic areas and the types of exploration to be pursued.

2. The Board seeks to identify principal risks of the Company's business which are wide-ranging because of the nature of the Company's business, including risks associated with operating in developing countries, maintaining control of the Company's assets and funds, political risks, exchange controls, environmental risks, government regulation problems, title uncertainties, civil unrest, to name only a few. Further, the Board has the responsibility to periodically review the environmental and safety policies adopted by the Company and its affiliates.

3. The President and the Chief Financial Officer provides for shareholder communication on behalf of the Company.

4. In May 2000, the Environmental Committee of the Company was abolished and all environmental matters have since been handle by the Board. In November 2000, the Board adopted a Policy on Safety, Community Relations and Environment.

Decisions requiring Board Approval

The Board considers that certain decisions are sufficiently important that management should seek prior approval of the Board. The Board has adopted Policies on Corporate Control with respect to annual budgets, financial and budget reporting, activities reporting, acquisitions and dispositions of assets, joint ventures, spending authorities, contracts and investment banking services. Therefore, in addition to those matters that must by law be approved by the Board, the Board approves, among other things, the terms of acquisitions and dispositions of the mineral properties of the Company and its subsidiaries as well as joint venture agreements on such properties. Operating and capital budgets also require the Board's approval. The Board receives monthly reports on business developments and full Board meetings are held approximately every two months to review and approve the corporate activities. Finally, because of its relatively small size, the Board is very flexible and management has been able to liaise regularly with the Board to seek approval for activities which management felt advisable including any activities outside the normal course of business of the Company.

Composition of the Board and Independence from Management

The Board is currently composed of six directors, all of whom are being nominated for election as directors at the Meeting. Except for Mr. Peter Bradford, President and Chief Executive Officer of the Corporation, the members of the Board are unrelated or outside members with no other affiliation with the Company. Mr. David Fagin was Chairman and Chief Executive Officer from May 15, 1992 to May 1, 1996, and non-executive Chairman until December 31, 1997.

The non-management members have a variety of experience and skills, including the areas of accounting, banking, investment banking, mining, metallurgy, and law. No formal program has been adopted to date to assess Board members individually or the effectiveness of the Board as a whole or of its Committees. The education of new members is managed informally through furnishing records and reports and through meeting with executives as desired.

The Board periodically reviews the adequacy and form of compensation of directors in relation to the responsibilities and risks involved in being an effective director. The form and amount of compensation to be paid to the non-employee directors was revised in 1999. See "Compensation of Directors" above. In addition to the cash compensation, the directors receive options under the Plan and have also received options on shares of Guyanor Ressources, the Company's publicly traded subsidiary. The Board believes the emphasis on compensation through options is particularly appropriate in a resource business where increasing shareholder value is perhaps the only relevant measure of progress.

Board Committees

Audit Committee

The integrity of the Company's internal controls and management information systems is monitored through the Audit Committee and through expenditure control policies established by the Board. The Audit Committee is currently comprised of Messrs. David Fagin (Chairman), Ernest Mercier and Robert Stone. The Board has adopted a written Charter of the Audit Committee, which is attached hereto as Appendix A. The primary duties and responsibilities of the Audit Committee are to review the financial reporting process, the system of internal control, the audit process, the Corporate Control Policy and the Company's process for monitoring compliance with laws and regulations. In performing its duties, the Audit Committee maintains effective working relationships with the Board, management and the external auditors. To effectively perform his role, each committee member must obtain and maintain an understanding of the detailed responsibilities of committee membership as well as the Company's business, operations, and risks. The Audit Committee also recommends to the Board the auditors to be appointed and approves their compensation. In addition, the Audit Committee recommends to the Board for approval the annual financial statements, the annual report and certain other documents required by regulatory authorities. In connection with risk assessment, the Audit Committee reviews among other things the nature and adequacy of insurance coverage. The Audit Committee met twice in person and three times by telephone conference during 2000.

Compensation and Corporate Governance Committee

The Compensation Committee of the Board abolished on December 7, 1998 was reinstated in June 1999 as the Compensation and Corporate Governance Committee (the "Compensation Committee"). The Compensation Committee is composed of four non-employee directors, Messrs. Ernest Mercier (Chairman), David Fagin, Ian MacGregor, and Robert Stone. The Compensation Committee, subject to Board approval, supervised the selection, evaluation and determination of compensation of top executives, set corporate-wide policy with respect to compensation and benefits, and administered the Company's 1997 Stock Option Plan and the Employee's Stock Bonus Plan. The Compensation Committee also established descriptions, definitions and limits to management's authorities and approval of objectives and goals for top management in general terms. The Board met three times in 2000 to discuss compensation matters. In addition, several compensation matters were approved by way of consent resolutions.

The responsibilities for corporate governance matters were transferred from the Audit Committee to the Compensation Committee in June 1999. The Compensation Committee has the general responsibility to authorize and monitor corporate conduct, compliance and disclosure policies. The Compensation Committee is also responsible for recommending nominees to the Board for eventual proposal as candidates for election as directors at the annual meeting of shareholders. The Compensation Committee also advises the Board on matters concerning the size and composition of the Board, the responsibilities of the Board Committees and the selection of the Chairman.

Applications and communications relating to candidates for director may be sent to the Secretary of the Company at the head office in Denver.

Shareholder Communications

The Company believes that it is important to maintain good shareholder relations. The President and Chief Executive Officer is responsible for shareholder communications and investor relations. In 2000, the Company set up a web site to facilitate shareholder communications. The Company attempts to deal with the few concerns or complaints expressed to it by shareholders in an effective and timely manner.

                               EXECUTIVE OFFICERS

As of April 26, 2001, the executive officers of the Company, their ages and their business experience and principal occupation during the past five years were as follows:

                                                                                                            Officer
                                                                                                            -------
           Name                 Age                        Office and Experience                             Since
           ----                 ---                        ---------------------                            -------
CARLOS H. BERTONI               49      Vice President of the Company since 1993 and President of Guyanor     1993
                                        Ressources S.A. since December 1998.

PETER J. BRADFORD               42      President and Chief Executive Officer of the Company since            1999
                                        November 1999. Mr. Bradford has also been a director of Anvil
                                        Mining N.L. since 1998; prior thereto, Managing Director of Anvil
                                        Mining from May 1998 to October 1999; Managing Director of
                                        Strategic Planning & New Business of Ashanti Goldfields Company
                                        Ltd. from October 1996 to April 1998; General Manager West Africa of Golden Shamrock Mines Ltd. from 1991 to 1996.

RICHARD Q. GRAY                 42      Vice President, Ghana of the Company since January 2000 and           2000
                                        Managing Director of Bogoso Gold Limited since November 1999; from
                                        March 1998 to October 1999, General Manager of Bogoso Gold Mine;
                                        from April 1996 to February 1998, Operations Director of Gencor
                                        International Gold; prior thereto, held various positions from
                                        1983 to 1996 for Gencor Ltd. including Manager of Mining at Oryx
                                        Gold Mine.

ALLAN J. MARTER                 53      Vice President and Chief Financial Officer of the Company since       1999
                                        November 1999; from 1996 to 1999, principal of Waiata Resources,
                                        Littleton (mining financial advisory services); from 1992 to 1996,
                                        Director of Endeavour Financial Inc., Denver (mining financial advisory services).

LOUIS O. PELOQUIN               43      Vice President, General Counsel and Secretary of the Company since    1993
                                        June 1993.  In addition, Mr. Peloquin was appointed Vice President
                                        Corporate Development in March of 2000.

Compensation of Executive Officers

The following table sets forth in summary form the compensation received during each of the Company's last three fiscal years by the Chief Executive Officer of the Company and by the five most highly compensated officers during the fiscal year ended December 31, 2000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

----------------------------------------------------------------------------------------------------------------------------------
                                         Annual Compensation                  Long-Term Compensation (1)
                             ---------------------------------------------------------------------------------
                                                                                        Awards
                                                                       ===========================================================
                                                                          Number of
                                                                         Securities         Number of
                                                                         Underlying        Securities
                                                         Other             Options         Underlying
                                                         Annual            Granted           Options
                                Salary       Bonus       Compen-           By the          Granted by           All Other
Name and                       (US$) (2)     (US$)       sation            Company           Guyanor          Compensation
Principal Position     Year                   (3)         (US$)            (#) (5)             (#)               (US$)
----------------------------------------------------------------------------------------------------------------------------------
Peter Bradford         2000      175,000        0          (4)                  0               0                1,717 (8)
President and          1999      119,167 (6)    0          (4)            600,000               0                    0
Chief Executive
Officer
----------------------------------------------------------------------------------------------------------------------------------
Allan Marter           2000      133,750        0          (4)             75,000               0                1,120 (9)
Vice President and     1999       17,784        0          (4)            150,000               0                    0
Chief Financial
Officer
----------------------------------------------------------------------------------------------------------------------------------
Louis Peloquin         2000      150,000   50,000          (4)             81,000               0                5,438 (10)
Vice-President,        1999      151,669   25,000          (4)            144,000 (7)      10,000                5,704
General Counsel        1998      160,000        0          (4)                  0               0                6,421
and Secretary
----------------------------------------------------------------------------------------------------------------------------------
Richard Gray           2000      150,000    7,500          (4)            150,000               0                1,700 (8)
Vice President         1999       37,500        0          (4)                  0               0                  425
Ghana
----------------------------------------------------------------------------------------------------------------------------------
Carlos Bertoni         2000      120,000        0          (4)                  0               0                3,600 (11)
Vice President,        1999      125,000        0          (4)            140,000 (7)      10,000                4,625
Exploration            1998      190,000        0          (4)                  0               0                5,220
------------------------------------------------------------------------------------------------------------------------------------

(1) There were no long-term incentive plan pay-outs during the periods indicated.
(2)  The dollar value of base salary (cash and non-cash) earned.
(3)  The dollar value of bonuses (cash and non-cash) earned.
(4) Other annual compensation, including perquisites and other personal benefits, securities or property, did not exceed 10% of the total of the annual salary and bonus, if applicable.
(5) Upon exercise of the options granted prior to March 14, 1995, the holder will receive one-fifth of one Class B share of Guyanor for each one Common Share acquired.
(6) This amount includes the sums paid to Mr. Bradford for services rendered in connection with the acquisition of Bogoso Gold Limited between May 1999 and October 1999.
(7)  Includes repriced options.
(8) This amount represents premiums paid for life insurance for the benefit of this executive.
(9) This amount includes $338 for contribution to this executive's 401(k) Plan and $782 for premiums paid for life insurance for the benefit of this executive.
(10) This amount includes $4,200 for contribution to this executive's 401(k) Plan and $1,238 for premiums paid for life insurance for the benefit of this executive
(11) This amount represents the Company's contribution to this executive's 401(k) Plan.

Employment, Change of Control Agreements and Other Agreements

All the Named Executive Officers currently employed by the Company have agreements with the Company in respect of their employment with the Company. The base salary amounts payable under these employment agreements are reviewed annually by the Compensation Committee.

The employment agreement with Mr. Bradford is for an indefinite term and may be terminated by the Company without cause provided that the Company pays in cash to Mr. Bradford in a lump sum at the time of termination six months of salary and benefits plus one additional month of salary and benefits for each additional full month worked for the Company up to a maximum of 24 months of salary and benefits.

If Mr. Bradford' s employment is terminated as a result of a change in control of the Company, the Company shall pay in cash to Mr. Bradford in a lump sum at the time of termination a sum equal to 24 months of salary and benefits. A change in control includes: (i) the acquisition by any person of a sufficient number of the outstanding voting securities of the Company to materially affect the control of the Company; (ii) a majority of the board of Directors of the Company shall be individuals who are not nominated by the Board of Directors of the Company; (iii) the Company is merged or consolidated with any person (and the Company is not the surviving corporation); (iv) all or substantially all of the assets of the Company are acquired by another person; or (v) Mr. Bradford's office, station or duties are materially reduced or adversely changed as a result of the occurrence of one of the events mentioned above in this paragraph in (i), (ii), (iii) and (iv).

In the case of Mr. Marter, his employment can be terminated by the Company upon a three-month written notice or, at the Company's option, by paying in cash to Mr. Marter a lump sum equivalent to three months of salary. The employment of Mr. Marter can also be terminated as a result of a change in control (as defined above) by paying him a lump sum equal to three months of salary plus one additional month of salary for each additional full year worked for the Company up to a maximum of 12 months.

Mr. Gray is employed by the Company's subsidiary, Bogoso Gold Limited ("BGL"). BGL can terminate its employment agreement with Mr. Gray by giving him a 3-month notice in writing.

In January 2001, in reaction to the continuing weak gold prices and the need to reduce costs, the Company notified Mr. Bertoni that his employment relationship with the Company will terminate at the end of 2001.

In March 2001, also in response to the continuing weak gold prices and the need to reduce costs and conserve cash, the Company and Mr. Peloquin reached a separation agreement pursuant to which the Company agreed, amongst other things, to pay Mr. Peloquin, in one lump sum, the equivalent of six months of salary and other benefits. Mr. Peloquin has the option to continue to work for the Company until the sums due to him under the separation agreement are paid in full.

Stock Option Plan

The Company's 1997 Stock Option Plan, as amended, (referred to herein as the "Plan") provides to certain key employees, consultants and directors of the Company and its subsidiaries an incentive to maintain and to enhance the long-term performance of the Company through the acquisition of Common Shares pursuant to the exercise of stock options. The Plan consists of two components:
(i) a discretionary component, under which options may be granted to employees, consultants and directors (including non-employee directors), and (ii) a non-discretionary component, under which options are automatically granted, upon appointment or election and on an annual basis, to non-employee directors.

The Plan is currently administered by the Compensation Committee. The Compensation Committee has the authority, subject to the terms of the Plan, to determine when and to whom to make grants under the Plan, the number of shares to be covered by the grants, the terms of options granted and the exercise price of options, and to prescribe, amend and rescind rules and regulations relating to the Plan. Subject to certain other limitations, the maximum number of Common Shares that can be issued under the Plan is 5,600,000.

Under the terms of the non-discretionary component of the Plan, each person who is first elected, appointed or otherwise first becomes a non-employee director will generally be automatically granted an option to purchase 40,000 Common Shares as of the date on which such person first becomes a non-employee director. Upon a non-employee director being re-elected at each successive annual general meeting of the Company, he will generally be automatically
granted then an additional option to purchase 10,000 Common Shares.   With
respect to any non-discretionary option, each option is exercisable for a period of ten years from the date of the grant. Each initial option and annual option vests and becomes fully exercisable on the date of grant and the exercise price of such options may not be less than the fair market value of the Common Shares on the date of the grant. Also see "Election of Directors - Compensation of Directors - Stock Options".

Options granted under the discretionary component of the Plan are exercisable over a period determined by the Board, but not to exceed ten years from the date of grant, and the exercise price of an option may not be less than the fair market value of the Common Shares on the date of grant. In addition, such options may be subject to vesting conditions established by the Board and provided in the option agreement evidencing the grant of such option.

Provision is made in the Plan for interest-free non-recourse loans to employee participants. The loans are secured by a pledge to the Company of the Common Shares acquired through the exercise of an option and are repayable prior to the earliest of the date which is five years from the date of the loan, ten years from the date of grant of the particular option and 30 days after the optionee ceases to be employed by the Company for any reason other than death.

Stock Option Grants

The following table sets forth the options granted to the Named Executive Officers during the last fiscal year.


                       OPTION GRANTS IN LAST FISCAL YEAR
                      (all $ amounts in Canadian dollars)

------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Potential Realizable
                                                                                            Value at Assumed Annual Rates of
                                                                                              Stock Price Appreciation for
                                    Individual Grants                                                  Option Term
 -----------------------------------------------------------------------------------------------------------------------------
                         Number of         % of Total
                        Securities       Options Granted
                        Underlying       to Employees in    Exercise or
                     Options Granted     Fiscal Year (4)    Base Price       Expiration
     Name                   (#)                                ($/Sh)           Date             5% ($)            10% ($)
-----------------------------------------------------------------------------------------------------------------------------
Peter Bradford               0                  0               N/A             N/A                 N/A              N/A
-----------------------------------------------------------------------------------------------------------------------------
Allan Marter            75,000                6.4%             1.45          2/1/10              68,392          173,319
-----------------------------------------------------------------------------------------------------------------------------
Richard Gray           150,000               12.7%             1.45          2/1/10             136,784          346,640
-----------------------------------------------------------------------------------------------------------------------------
Louis Peloquin          81,000                6.9%             1.45          2/1/10              73,863          187,851
-----------------------------------------------------------------------------------------------------------------------------
Carlos Bertoni               0                  0               N/A             N/A                 N/A              N/A
-----------------------------------------------------------------------------------------------------------------------------


Stock Option Exercises and Year-End Option Values

The following table sets forth information concerning the fiscal year-end value of unexercised options held by the Named Executive Officers. There were no exercises of stock options to purchase Common Shares or Class B shares of Guyanor during the fiscal year ended December 31, 2000 by the Named Executive Officers.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

-------------------------------------------------------------------------------------------------------------------------------
                             Common
                             Shares                                                             Value of Unexercised In-
                           Acquired on                        Number of Securities             the-money Options at Fiscal
Name                        Exercise     Value Realized      Underlying Unexercised                  Year End (CDN$)
                              (#)            (CDN$)        Options at Fiscal Year End                     (2)

                                                        =======================================================================
                                                           Exercisable              Un-        Exercisable          Un-
                                                                                exercisable                     exercisable
-------------------------------------------------------------------------------------------------------------------------------
Peter Bradford
     Company                  0                N/A           400,000               200,000          0                0
-------------------------------------------------------------------------------------------------------------------------------
Allan Marter
     Company                  0                N/A            125,000              100,000          0                0
-------------------------------------------------------------------------------------------------------------------------------
Richard Gray
     Company                  0                N/A             50,000              100,000          0                0
-------------------------------------------------------------------------------------------------------------------------------
Louis Peloquin
     Company                  0                N/A            171,000 (1)           54,000          0                0
     Guyanor                  0                N/A            120,000                    0          0                0
-------------------------------------------------------------------------------------------------------------------------------
Carlos Bertoni
     Company                  0                N/A            140,000 (1)                0          0                0
     Guyanor                  0                N/A            428,000                    0          0                0
-------------------------------------------------------------------------------------------------------------------------------

(1) Upon exercise of options granted prior to March 14, 1995, the holder will, in addition, be entitled to receive one-fifth of one Class B share of Guyanor for each Common Share acquired.
(2) For all unexercised options held as of December 31, 2000, the aggregate dollar value of the excess of the market value of the shares underlying those options over the exercise price of those unexercised options. On December 29, 2000, the closing price of the Common Shares was Cdn.$0.66 on the TSE and the closing price of the Guyanor Class B shares was Cdn.$0.21 on the TSE. On April 25, 2001, the closing price of the Common Shares was Cdn.$0.75 on the TSE and the closing sale price of the Guyanor Class B shares was Cdn$0.20 on the TSE.

Stock Bonus Plan

In December 1992, the Company established an Employees' Stock Bonus Plan (the "Bonus Plan") for any full-time or part-time employee (whether or not a director) of the Company or any of its subsidiaries who has rendered meritorious services that contributed to the success of the Company or any of its subsidiaries. The Bonus Plan is currently administered by the Board and provides that the Board may grant bonus Common Shares on terms that the Board may determine, within the limitations of the Bonus Plan and subject to the rules of applicable regulatory authorities. The maximum number of Common Shares issuable under the Bonus Plan is currently limited to 320,000 Common Shares. In addition, in any calendar year such reservation is limited to 1% of the total number of Common Shares which were issued and outstanding at the end of the preceding fiscal year (with no more than 0.5% being issuable to insiders of the Corporation). See proposed amendments described under "Approval of Amendments to the Employees' Stock Bonus Plan". If the amendments were approved at the meeting, the maximum number of Common Shares issuable under the Bonus Plan would be increased to 900,000 Common Shares.

A total of 201,007 Common Shares have been issued under the Bonus Plan to date. 40,000 Common Shares were issued in 2000, all of which were issued to a Named Executive Officer.

Report on Repricing of Options

On January 15, 1999, the Board approved a resolution amending certain outstanding stock options held by non-employee directors, executive officers and employees. The amendments to the options provided for (i) a reduction of the exercise price of each repriced option from its original price to Cdn.$1.80 (the closing price of the Common Shares on the Toronto Stock Exchange on January 14,
1999) and (ii) a 20% reduction of the number of shares that can be purchased under each Repriced Option. The other terms of the repriced options were not changed. On March 10, 1999, the Toronto Stock Exchange consented to the amendments of all such options granted to non-employee directors and to executive officers, subject to receiving the approval of disinterested shareholders at the Meeting. The resolution was approved by a majority of the votes cast by the disinterested holders of Common Shares at the June 15, 1999 Annual General Meeting of the shareholders of the Company.

The following table sets forth any repricing of options held by any executive officer during the last ten completed fiscal years.

                          TEN-YEAR OPTION REPRICINGS

---------------------------------------------------------------------------------------------------------------------------------
                               Number of                                                         New Number of       Length of
                              Securities       Market Price of    Exercise Price       New         Securities     Original Option
                              Underlying      Stock at Time of      at Time of       Exercise      Underlying     Term Remaining
                           Options Repriced     Repricing or       Repricing or       Price         Options         at Date of
      Name         Date     or Amended (#)    Amendment (CDN$)   Amendment (CDN$)     (CDN$)          (#)          Repricing or
                                                                                                                     Amendment
---------------------------------------------------------------------------------------------------------------------------------
Louis Peloquin    1/15/99       50,000           1.80                   13.05          1.80          40,000       4 yrs 5 mths
                                25,000           1.80                   16.20          1.80          20,000       5 yrs 8 mths
                                40,000           1.80                    7.63          1.80          32,000       6 yrs 11 mths
                                25,000           1.80                   18.45          1.80          20,000       7 yrs 11 mths
                                40,000           1.80                    3.40          1.80          32,000       8 yrs 11 mths
---------------------------------------------------------------------------------------------------------------------------------
Hilbert Shields   1/15/99       25,000           1.80                   12.15          1.80          20,000       4 yrs 9 mths
                                25,000           1.80                   16.20          1.80          20,000       5 yrs 8 mths
                                40,000           1.80                    7.63          1.80          32,000       6 yrs 11 mths
                                25,000           1.80                   18.45          1.80          20,000       7 yrs 11 mths
                                35,000           1.80                    3.40          1.80          28,000       8 yrs 11 mths
---------------------------------------------------------------------------------------------------------------------------------
Carlos Bertoni    1/15/99       25,000           1.80                    5.50          1.80          20,000       3 yrs 11 mths
                                25,000           1.80                   12.15          1.80          20,000       4 yrs 9 mths
                                25,000           1.80                   16.20          1.80          20,000       5 yrs 8 mths
                                40,000           1.80                    7.63          1.80          32,000       6 yrs 11 mths
                                25,000           1.80                   18.45          1.80          20,000       7 yrs 11 mths
                                35,000           1.80                    3.40          1.80          28,000       8 yrs 11 mths
---------------------------------------------------------------------------------------------------------------------------------
Richard Winters   1/15/99       21,780           1.80                    9.13          1.80          17,424       6 yrs 7 mths
                                33,000           1.80                    7.63          1.80          26,400       6 yrs 11 mths
                                34,000           1.80                   18.45          1.80          27,200       7 yrs 11 mths
                                40,000           1.80                    3.40          1.80          32,000       8 yrs 11 mths
                                                                                                                        (1)
---------------------------------------------------------------------------------------------------------------------------------
Gordon Bell       1/15/99      250,000           1.80                    6.38          1.80         200,000       6 yrs 10 mths
                                30,000           1.80                   18.45          1.80          24,000       7 yrs 11 mths
                                40,000           1.80                    3.40          1.80          32,000       8 yrs 11 mths
                                                                                                                        (1)
---------------------------------------------------------------------------------------------------------------------------------

(1) As a result of their resignation in 1999, the expiration date of the repriced options for Messrs. Winters and Bell are January 31, 2002 and August 31, 2001, respectively.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Company was first established in 1992. In December 1998, given the fact that the Board was comprised exclusively of non-employee directors, the Board decided to abolish the Compensation Committee. The committee was reinstated in June 1999 and is comprised of four non-employee directors. Its members are Messrs. Ernest Mercier (Chairman), Robert Stone, David Fagin, and Ian MacGregor.

The responsibility of the Compensation Committee includes approving compensation arrangements for all executive officers of the Company and its controlled subsidiaries (subject to the approval of the board of directors of the subsidiaries, if required). Cash and benefits compensation is provided for in agreements that have been negotiated and entered into with the President and Chief Executive Officer and the Vice-Presidents of the Company. At the time such agreements were entered into, the Compensation Committee considered the compensation levels for such positions to be comparable to those of other public gold exploration companies. Subsequent adjustments have reflected, among other things, merit, cost of living and special living conditions and the Company's cost-reduction effort. Executive salaries are reviewed on a yearly basis and are set for individual executive officers based on the level of responsibility, scope and complexity of the executive's position and a subjective evaluation of each individual's role and performance in advancing the successful development of the Company, the officer's performance in general, the Company's performance and a comparison of salary ranges for executives of other similar companies in the mining industry. In February 2000, the Board, upon recommendation of the Compensation Committee, adopted a remuneration matrix for 2000 based essentially on these criteria.

The Compensation Committee considers an essential element of its compensation arrangements for executive officers to consist of options to purchase Common Shares and stock bonuses in order to provide appropriate incentive for individual and group effort. In determining the amount of stock options and stock bonuses to be granted, the Board considers, among other things, the officer's position, salary, and performance both overall and against specific objectives, which relates to the officer's accomplishments and the Company's performance. In addition, stock options can be granted to new executive officers as an incentive to join the Company. In February 2000, the Board, upon recommendation of the Compensation Committee, adopted a new guide for determining option awards based on multiples that are function of the Company's and the executive's performance. The Company granted stock options to three executive officers based on this new guide. One executive received a bonus in the form of stock and cash.

               THE COMPENSATION COMMITTEE

               Ernest Mercier, Chairman
               David Fagin
               Ian MacGregor
               Robert Stone.


                            AUDIT COMMITTEE REPORT

The Committee has reviewed and discussed with management of the Company the audited financial statements of the Company for the fiscal year ended December 31, 2000 (the "Audited Financial Statements").

The Committee has discussed with PricewaterhouseCoopers LLP, independent accountants for the Company, the matters required to be discussed by Statement on Auditing Standards No. 61.

The Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the Independence Standards Board Standard No. 1, and has discussed with PricewaterhouseCoopers LLP its independence and has considered the compatibility of the non-audit services which it provides with maintenance of that independence.

Based on the reviews and discussions described above, the Committee recommended to the Board of Directors of the Company that the Audited Financial Statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

The Board of Directors has adopted a Charter of the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix A.

               THE AUDIT COMMITTEE

               David Fagin, Chairman
               Ernest Mercier
               Robert Stone

                        PRINCIPAL ACCOUNTING FIRM FEES

The Company incurred the following fees for services performed by its principal accounting firm, PricewaterhouseCoopers LLP, during fiscal 2000:

Audit Fees

Fees for the fiscal year 2000 audit and reviews of quarterly financial statements: $, of which $61,109 has been billed to December 31, 2000.

Financial Information Systems Design and Implementation Fees

PricewaterhouseCoopers LLP did not render any services related to financial information systems design and implementation for the fiscal year ended December 31, 2000.

All Other Fees

Aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP for fiscal year 2000 are $193,600 (includes fees for tax consulting and compliance, services associated with the review of a Registration Statement on Form S-3 and prior years SEC filings., and other non-audit services).


                              LIABILITY INSURANCE

The Company has purchased insurance and has, in addition, agreed to indemnify directors and officers of the Company against all costs, charges and expenses reasonably incurred by them in respect of certain proceedings to which they may be made party by reason of their status as a director or officer of the Company. The indemnification is extended to directors and officers provided that they have acted honestly and in good faith with a view to the best interests of the Company and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, on the condition that the director or officer had reasonable grounds for believing his conduct was lawful. The amount of the premium paid in respect of directors and officers as a group was $70,000; the policy coverage is $5,000,000 per claim and in aggregate in any policy year. Expenses for the Company per claim not covered by the policy ranges between nil and $250,000.


                    INDEBTEDNESS OF DIRECTORS AND OFFICERS

No directors, nominees for election as directors, executive officers or members of their immediate family were indebted, directly or indirectly, at any time since the beginning of the Company's last fiscal year in an amount in excess of $60,000.


                      PERFORMANCE GRAPH  [to be updated]

The following graph shows the cumulative total shareholder return on the Common Shares for the fiscal years ended December 31, 1996 through 2000, together with the total shareholder return of the TSE 300 Total Return Index and the TSE Gold and Precious Metals Index. The graph assumes an initial investment of US$100 at December 31, 1995 and is based on the trading prices of the Common Shares on the Toronto Stock Exchange for the dates indicated. Because the Company did not pay dividends on its Common Shares during the measurement period, the calculation of the cumulative total shareholder return on the Common Shares does not include dividends.

---------------------------------------------------------------------------------------------------------
                                    12/31/95     12/31/96    12/31/97    12/31/98    12/31/99    12/31/00
---------------------------------------------------------------------------------------------------------
Golden Star Resources Ltd.
Dollar Value                             100
Annual Return
---------------------------------------------------------------------------------------------------------
TSE 300 Total Return Index
Dollar Value                             100
Annual Return
---------------------------------------------------------------------------------------------------------
TSE Gold and Precious Metals
 Index                                   100
Dollar Value
Annual Return
---------------------------------------------------------------------------------------------------------


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain directors and officers of the Company are and may continue to be involved in the mining and mineral exploration industry through their direct and indirect participation as director or otherwise in corporations, partnerships or joint ventures, which are potential competitors. Situations may arise in connection with potential acquisitions and investments where the other interests of these directors and officers may conflict with the interests of the Company. As required by law, each of the directors of the Company is required to disclose any potential conflict of interest and to act honestly, in good faith and in the best interests of the Company.

When the Company acquired a 70% interest in Bogoso Gold Limited ("BGL") in September 1999, Mr. Peter Bradford, our current President and Chief Executive Officer of the Company, was Managing Director of Anvil Mining NL ("Anvil"). Anvil acquired a 20% interest in BGL. After joining the Company, Mr. Bradford continues to serve as a director on the Board of Anvil.

Mr. MacGregor, counsel with Fasken Martineau DuMoulin LLP., a law firm based in Toronto, Canada which has served as the Corporation's principal Canadian legal counsel during 2000, serves as a director of the Corporation.

Except as otherwise disclosed herein, no insider of the Company, nor any associate or affiliate of an insider, has had any material interest in any transaction or proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries, nor has any director of the Company been involved, directly or indirectly, in any business or professional relationship with the Company in connection with the provision by the director or the Company of property, services or financing to the other since January 1, 2000.


                            APPOINTMENT OF AUDITOR

The persons named in the enclosed proxy form intend to vote for the re-appointment of PricewaterhouseCoopers LLP, Chartered Accountants (a firm formed by the merger of PriceWaterhouse and Coopers & Lybrand) as auditor of the Company to hold office until the next annual general meeting of shareholders and to authorize the directors of the Company to fix the auditor's remuneration. PricewaterhouseCoopers (then Coopers & Lybrand) was first appointed the auditor of the Company on May 16, 1992.

        SHAREHOLDER APPROVAL FOR ISSUANCE OF SHARES TO ANVIL MINING NL

In April 2001, the Company and Anvil reached an agreement whereby the Company agreed to acquire Anvil's rights, interests and obligations in Bogoso Gold Limited ("BGL"), including Anvil's 20% equity interest and 22.2% shareholder loan interest. The Agreement also included an assumption by Golden Star of all Anvil's obligations to various financial institutions pertaining to the Bogoso acquisition, and an indemnity in favor of Anvil in respect of all other liabilities as a participant in the Bogoso joint venture. With this acquisition, the Company would own 90% of BGL's stock and the Republic of Ghana would retain its 10% interest.

The Company and Anvil acquired 70% and 20%, respectively, of the common shares of BGL, the owner and operator of the Bogoso gold mine in Ghana in September of 1999. The total acquisition cost including initial payments, future payments, financing costs and administrative costs was $17.0 million. The sellers received $6.5 million cash on September 30, 1999 and agreed to receive future payments, of up to $10 million in the aggregate, to be determined by the average price of gold over the two years following the September 30, 1999 acquisition and upon the potential acquisition of reserves in Ghana outside of the region of BGL's mining interests. The Company and Anvil together were scheduled to make an interim payment to the sellers on September 30, 2000 in the amount of $2.8 million. On November 9, 2000 the Company paid the sellers $1.4 million of the $2.8 million due, and reached agreement with the sellers that the balance, plus interest at 10% per annum, was to be paid by December 22, 2000. To date the remaining balance and accrued interest are still unpaid. The Company was required to escrow the interim payment six months after closing and the final payment 18 months after closing. There are no funds in escrow at the current time for the final payment. For additional discussion about BGL, please refer to the Company's Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission and the Canadian securities commissions, and other Securities and Exchange Commission filings.

In consideration for the acquisition of Anvil's interest in the Bogoso joint venture, the Company agreed, subject to regulatory and shareholder approvals, to issue 3 million Common Shares at a deemed issue price of US$0.40 per share. Management believe that, taking into account the known potential of the project, its net present value, the unpaid portion of the purchase price for BGL and other elements, the consideration paid for Anvil's interest in BGL is reasonable. The Board approved the transaction. Mr. Peter Bradford, the Company's President and CEO, is also a director of Anvil and owns approximately 3 % of Anvil's share capital and has the right to acquire an additional 3 %. Mr. Bradford did not participate in the negotiation with Anvil, did not participate in Board discussions on the transaction, and abstained from voting when the Board approved the transaction. In fact, Mr. Bradford left the Boardroom when the Board deliberated on this issue.

The transaction with Anvil is also subject to the receipt of all relevant Ghanaian approvals and consents for the transfer of Anvil's interests in BGL to the Company. Should the Company be unable to obtain the necessary governmental approvals, the acquisition will not be completed and the Common Shares will not be issued.

Management has decided to seek your approval for the issuance of the shares to Anvil. The Common Shares to be issued to Anvil will be in addition to the shares that may be issued under "Advance Shareholder Approval for Private Placements" described below.

With the issuance of 3 million Common Shares, the issued and outstanding capital of Golden Star would increase by 7.9%. The shares have not been and will not be registered under the U.S Securities Act of 1933 and may not be offered or sold in the United States without registration or exemption from registration requirements thereunder.

Management believes that it is in the best interest of the Company to acquire Anvil's interests in BGL in order to consolidate all the non-Government interests in BGL. With the Company being the only shareholder, it will improve the Company's access to funding necessary to pursue our development programs at BGL and we will receive a greater share of the net proceeds from BGL.

The Company requests that its shareholders pass an ordinary resolution in the following terms:

     "RESOLVED that, upon receiving all approvals necessary to give effect to the transfer of all of the rights and interests of Anvil Mining NL in Bogoso Gold Limited to the Corporation and execution of the documentation necessary to effect such transfer, the issuance by the Company to Anvil Mining NL of 3,000,000 Common Shares of the Company, as is more particularly described in the Company's Management Information Circular dated May., 2001, is hereby approved."

              ADVANCE SHAREHOLDER APPROVAL FOR PRIVATE PLACEMENTS

The Company from time to time investigates opportunities to raise financing on advantageous terms and may effectuate private placements of its common shares. The Company expects to undertake one or more financings over the next year and expects some of them to be structured as private placements.

Under the rules of the TSE the aggregate number of shares of a listed company which are issued or made subject to issuance (i.e. issuable under a share purchase warrant or option or other convertible security) by way of one or more private placement transactions during any particular six-month period must not exceed 25% of the number of shares outstanding (on a non-diluted basis) prior to giving effect to such transactions (the "TSE 25% Rule"), unless there has been shareholder approval of such transactions.

The application of the TSE 25% Rule may restrict the availability to the Company of funds which it may wish to raise in the future by private placement of its securities.

Management of the Company considers it to be in the best interests of the Company to raise funds by private placement to finance business opportunities, fund work programs on its mining properties and increase its working capital. The TSE has a working practice that it will accept advance approval by shareholders in anticipation of private placement transactions that may exceed the TSE 25% Rule, provided such private placement are completed within 12 months of the date such advance shareholder approval is given.

As at May 1, 2001, the Company had issued and outstanding 38,088,988 Common Shares. The Company proposes that the maximum number of Common Shares which either would be issued or made subject to issuance under one or more private placement transactions within the 12-month period following the date of the Meeting would not exceed 20,000,000 Common Shares in the aggregate, or 53% of the Company's issued and outstanding Common Shares as at May 1, 2001.

Any private placement transactions proceeded with by the Company under the advance approval being sought at the Meeting will be subject to the following additional restrictions:

(a)  each must be substantially with parties at arm's length to the Company;
(b)  each cannot materially affect control of the Company;
(c) each must be completed within a 12-month period following the date the shareholder approval is given; and
(d) each must comply with the TSE's pricing rules for private placements which currently require that the issue price per Common shares must not be lower than the closing market price of the Common Shares on the TSE on the trading day prior to the date the notice of private placement is given to the TSE (the "Market Price"), less the applicable discount, as follow:


             ----------------------------------------------------
               Market Price                   Maximum Discount
             ----------------------------------------------------
               $0.50 or less                  25%
             ----------------------------------------------------
               $0.51 to $2.00                 20%
             ----------------------------------------------------
               Above $2.00                    15%
             ----------------------------------------------------


In addition, the terms of the Common Shares to be issued in any private placement transaction will be determined by the Board of Directors of the Company and no further authorization for any such issuance by a vote of the Company's shareholders will be solicited prior to such issuance. The TSE will, however, retain the discretion to decide whether or not a particular private placements is "substantially" at arm's length or will materially affect control in which case specific shareholder approval may be required.

In anticipation that the Company may wish to enter into one or more Private Placement Transactions in the next 12 months that will result in it issuing and/or making issuable such number of its Common Shares, taking into account any shares that may be issued upon exercise of any warrants, options or other rights granted in connection with Private Placement Transactions, that will exceed the TSE 25% Rule, the Company requests that its shareholders pass an ordinary resolution in the following terms:

          "RESOLVED that the issuance by the Company in one or more private placement transactions during the 12-month period commencing June 27, 2001 of such number of securities that would result in the Company issuing or making issuable 20,000,000 Common Shares of the Company, as is more particularly described in the Company's Management Information Circular dated May __, 2001, is hereby approved."


                           AVAILABILITY OF DOCUMENTS

The following documents, filed or to be filed with various securities commissions or similar authorities in various provinces of Canada, may be obtained, after filing, by shareholders of the Company on request without charge from the Secretary of Golden Star Resources Ltd., 10579 Bradford Road, Suite 103, Littleton, Colorado, USA 80127-4247 (Tel.: (303) 830-9000; Toll Free: (800)
553-8436; Fax: (303) 830-9094):

a) The Company's Annual Report on Form 10-K or Annual Information Form for the year ended December 31, 2000, as may be amended, together with any document, or the pertinent pages of any document, incorporated by reference therein; and

b) comparative audited consolidated financial statements of the Company and the notes thereto as at and for the fiscal years ended December 31, 2000, 1999 and 1998, together with the report of the auditors thereon, and any interim financial statements of the Company that may be subsequently filed.


       ACCOMPANYING FINANCIAL INFORMATION AND INCORPORATION BY REFERENCE

The following financial statements and information of the Company accompany and form part of, and are specifically incorporated by reference into, this Proxy Statement and Management Information Circular: (a) Consolidated Balance Sheets as of December 31, 2000 and 1999, and Consolidated Statements of Operations, Consolidated Statement of Changes in Shareholders' Equity, and Consolidated Statements of Cash Flows for the years ended December 31, 2000, 1999 and 1998;
(b) the Notes to the Consolidated

Financial Statements; (c) the Auditors' Report on such financial statements; (d) the report on Management's Responsibility for Financial Information; and (e) Management's Discussion and Analysis of Financial Condition and Results of Operations.

The Securities and Exchange Commission allows the Company to "incorporate by reference" in this proxy statement information the Company is required to disclose to its shareholders, which means that the Company can disclose such information to its shareholders by referring you to those documents. The information incorporated by reference is an important part of this proxy statement. We incorporate by reference the documents listed above under clause
(a) (as to the Annual Report on Form 10-K) and clause (b) of "Availability of Documents". Shareholders may request a copy of these filings without cost by writing the Company at the above address or fax (303) 830-9094.

                              2000 ANNUAL REPORT

The Annual Report for the fiscal year ended December 31, 2000 accompanies this Management Proxy Circular. The consolidated financial statements of the Company, the accompanying notes and report of the independent auditors, the selected financial data for each of the years ended December 31, 2000, 1999, and 1998 and management's discussion and analysis of the Company's financial condition and results of operations are included in the Annual Report.


                          2002 SHAREHOLDER PROPOSALS

To be eligible for inclusion in the Company's proxy statement, shareholder proposals for the year 2002 Annual Meeting of Shareholders must be received at the Company's corporate office, 10579 Bradford Road, Suite 103, Littleton, Colorado 80127, Attention: Corporate Secretary, on or before January 1, 2002.


                                 OTHER MATTERS

Management of the Company is not aware of any other matters to come before the Meeting other than as set forth in the Notice of the Meeting. If any other matter properly comes before the Meeting, it is the intention of the persons named in the enclosed proxy form to vote the shares represented thereby in accordance with their best judgment on such matter.

                              DIRECTORS' APPROVAL

The contents and the sending of this Management Information Circular to holders of the Common Shares, to each director of the Company, to the auditors of the Company and to the appropriate regulatory authorities have been approved by the directors of the Company.


Dated at Denver, Colorado, this ___th day of May 2001.


                                        GOLDEN STAR RESOURCES LTD.


                                        /s/  Carole Plante
                                             -------------
                                             Secretary

                                  APPENDIX A
                                  ----------

                          Golden Star Resources Ltd.
                            Audit Committee Charter
                    (Approved by the Board on May 18, 2000)

--------------------------------------------------------------------------------

Mission Statement

The audit committee will assist the board of directors in fulfilling its oversight responsibilities. The audit committee will review the financial reporting process, the system of internal control, the audit process, the Corporate Control Policy and the company's process for monitoring compliance with laws and regulations. In performing its duties, the committee will maintain effective working relationships with the board of directors, management and the external auditors. To effectively perform his role, each committee member will obtain and maintain an understanding of the detailed responsibilities of committee membership as well as the company's business, operations, and risks.

Organization

 .  The committee will be comprised of three non-executive directors;
 .  Members will each have a background of finance and a knowledge of the mining industry;
 .  The committee will meet before and after the annual audit, at the end of each quarterly reporting cycle, and additionally, as required; and . The chairperson will be appointed by the board of directors.

Roles and Responsibilities

Internal Control

 . Review and approve accounting and internal control policies and procedures including individual expenditure limits, signature authority for contract with creditors, and other significant aspects of internal controls as they may require;
 . Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal control and ensuring that all supervisory and accounting employees possess an understanding of their roles and responsibilities with respect to internal controls;
 .  Review and evaluate policies for the maintenance and investment of all cash funds;
 .  Review and evaluate the policy development and compliance relating to hedging
   (of any type, for metals, foreign currency, etc.);
 .  Review and evaluate any pension and benefit plans before implementation;
 . Focus on the extent to which the external auditors review computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of a systems breakdown;
 .  Gain an understanding of whether internal control recommendations made by the external auditors have been implemented by management; and . Ensure that the external auditors keep the audit committee informed about fraud, illegal acts, deficiencies in internal control, and certain other matters.

Financial Reporting

General

 . Review significant accounting and reporting issues, including recent professional and regulatory pronouncements and Canadian and US GAAP matters (with respect to the Company's filings with the SEC, AMEX, TSE, OSC, for instance), and understand their impact on the financial statements;
 .  Ask management and the external auditors about significant risks and exposures and the plans to minimize such risks;
 .  Review with management and the external auditors any "going concern" issues and related disclosure; and
 . Review annually insurance coverage, including property, liability, D&O, fiduciary, etc.

Annual Financial Statements

 . Review the annual financial statements and determine whether they are complete and consistent with the information known to committee members, and assess whether the financial statements reflect appropriate accounting principles;
 . Pay particular attention to complex and/or unusual transactions such as restructuring charges and derivative disclosures;

 . Focus on judgmental areas such as those involving valuation of assets and liabilities, including, for example, the accounting for and disclosure of impairment and the valuation of exploration and mining assets; hedging and other derivatives; country risk and environmental liability; litigation reserves; and other commitments and contingencies;
 .  Meet with management and the external auditors to review the financial statements and the results of the audit;
 .  Consider management's handling of proposed audit adjustments identified by the external auditors;
 . Review the MD&A and other sections of the annual report before its release and consider whether the information is adequate and consistent with members' knowledge about the company and its operations; and
 . Ensure that the external auditors communicate all significant required matters to the committee.

Interim Financial Statements

 . Be briefed on how management develops and summarizes quarterly financial information and the extent to which the external auditors review quarterly financial information pre-issuance;
 . Meet with management and with the external auditors, either telephonically or in person, to review the interim financial statements and the results of the review (which may be done by the committee chairperson or, in his absence, any other member);
 . To gain insight into the fairness of the interim statements and disclosures, obtain explanations from management and from the external auditors on whether:
 .  Actual financial results for the quarter or interim period varied significantly from budgeted or projected results;
 . Changes in financial ratios and relationships in the interim financial statements are consistent with changes in the company's operations and financing practices;
 .  Generally accepted accounting principles have been consistently applied;
 .  There are any actual or proposed changes in accounting or financial reporting principles or practices;
 .  There are any significant or unusual events or transactions;
 .  The company's financial and operating controls are functioning effectively;
 .  The company has complied with the terms of loan agreements or security indentures; and
 .  The interim financial statements contain adequate and appropriate disclosures; and
 . Ensure that the external auditors communicate all significant required matters to the committee.

Compliance with Laws and Regulations

 . Meet at lease annually with the CEO, CFO, and General Counsel to review compliance with laws and regulations (including insider reporting) in all operating jurisdictions, the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities;
 .  Periodically obtain updates from management and the general counsel, regarding compliance;
 .  Be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements; and . Review the findings of any examinations by stock exchanges or by regulatory agencies such as the Securities and Exchange Commission.

Compliance with Corporate Business Conduct Policy

 . Review the Corporate Business Conduct Policy at least annually and ensure that it is formalized in writing, maintained in all offices, that all supervisory employees have been instructed on its application, and that they have confirmed in writing, from time to time, their conformance to the Policy;
 . Evaluate whether management is setting the appropriate tone at the top by communicating the importance of the Policy and the guidelines for acceptable business practices;
 . Review the program for monitoring compliance with the Policy; and . Periodically obtain updates from management and general counsel regarding compliance.

External Audit

 . Review, at least annually, the external auditors' proposed audit scope, approach and fees, as detailed in the engagement letter and any amendments thereto;
 .  Review the performance of the external auditors and recommend to the board of directors the appointment or discharge of the external auditors; and . Review and confirm the independence of the external auditors by reviewing the nonaudit services provided and the auditors' assertion of the independence in accordance with professional standards.

Financial Reports and Press Releases

 . Review and approve all publicly filed documents, including securities issuance documents and annual reports, in advance of their release to regulatory agencies or to the press;
 .  Review and pre-clear all press releases and other public disclosure relating to financial matters;
 . Review public interviews of company officials and analyst reports for which the company has provided assistance to ensure their accuracy (both of which may be done by the committee chairperson or, in his absence, any other member).

Other Responsibilities

 . Meet with the external auditors and management in separate executive sessions to discuss any matters that the committee or either group believes should be discussed privately;
 . Ensure that significant findings and recommendations made by the external auditors are received, discussed, and implemented, where appropriate, on a timely basis;
 .  Review, with the company's counsel, any legal matters that could have a significant impact on the company's financial statements;
 .  Review and approve annually the policies and procedures for payment of officers' expenses and perquisites;
 .  If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist;
 . Perform other oversight functions as requested by the full board; and . Review and update the charter; receive approval of changes from the board.

Reporting Responsibilities

 . Regularly update the board of directors about committee activities and make appropriate recommendations.

                          GOLDEN STAR RESOURCES LTD.
      ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS - JUNE 27, 2001
                                     PROXY
           THIS PROXY IS SOLICITED BY MANAGEMENT OF THE CORPORATION

The undersigned holder of common shares in the capital stock of Golden Star Resources Ltd. (the "Company") hereby nominates and appoints Robert Stone, Chairman of the Board of the Company, or failing him, Peter J. Bradford, President and Chief Executive Officer of the Company, or instead of them or any of them, ________________________________, as the proxy of the undersigned to attend, act and vote in respect of all common shares registered in the name of the undersigned at the Annual Meeting of shareholders of the Company to be held at 10:00 a.m. on Wednesday, June 27, 2001 in the Calvin Room, 42nd floor, Toronto-Dominium Bank Center, in Toronto, Canada, and at any and all adjournments thereof. Without limiting the general powers hereby conferred, the said proxy is directed to vote as follows upon the following matters:

1.   To elect the following persons as directors of the Company:

     James E. Askew               For ______   Withhold ______
     Peter J. Bradford            For ______   Withhold ______
     David K. Fagin               For ______   Withhold ______
     Ernest C. Mercier            For ______   Withhold ______
     Ian MacGregor                For ______   Withhold ______
     Robert R. Stone              For ______   Withhold ______


2. To appoint PricewaterhouseCoopers as the auditor of the Company and to authorize the Board of Directors to fix the auditor's remuneration:

                 For ______   Withhold ______


3. To approve the issuance of 3,000,000 common shares to Anvil Mining NL, subject to all necessary approvals, as more particularly set out in the management proxy circular for the Meeting

                 For ______   Against _______  Abstain ______


4. To approve in advance the issuance of common shares, by virtue of exemptions from registration and prospectus requirements under applicable securities legislation and transactions which may not be fully marketed public offerings that may exceed 25% of the Company's issued and outstanding common shares, subject to all necessary regulatory approvals, as more particularly set out in the management proxy circular for the
     Meeting:

                 For ______   Against _______  Abstain ______


     The undersigned hereby revokes any instrument of proxy heretofore given with reference to the said meeting or any adjournment thereof.

     The proxyholder may in his discretion vote with respect to amendments or variations to matters identified in the Notice of Meeting or to other matters which may properly come before the meeting or any adjournment thereof.


DATED this ______ day of ___________________________, 2001.


__________________________      _______________________________________
Signature                       Name of shareholder (Please Print)

                                _______________________________________

                                _______________________________________
                                Address


                      (PLEASE SEE NOTES ON REVERSE SIDE)

NOTES

1. The shares represented by this proxy will be voted in accordance with the instructions given herein. IF NO CHOICE IS SPECIFIED HEREIN, OR IF ANY INSTRUCTIONS GIVEN ARE NOT CLEAR, THE SHARES SHALL BE VOTED AS IF THE SHAREHOLDER HAD SPECIFIED AN AFFIRMATIVE VOTE, ALL IN THE SAME MANNER AND TO THE SAME EXTENT AS THE SHAREHOLDER COULD DO IF THE SHAREHOLDER WERE PERSONALLY PRESENT AT THE MEETING.

2. A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER) OTHER THAN THE PERSON DESIGNATED IN THIS PROXY TO ATTEND AND ACT FOR THE SHAREHOLDER AND ON THE SHAREHOLDER'S BEHALF AT THE MEETING. Such right may be exercised by printing in the space provided the name of the person to be appointed, in which case only the person so named may vote the shares at the meeting.

3. This proxy will not be valid unless it is dated and signed by the shareholder or the shareholder's attorney authorized in writing or, if the shareholder is a corporation, by a duly authorized officer or attorney of the corporation, and ceases to be valid one year from its date. If the proxy is executed by an attorney for an individual shareholder or by an officer or an attorney of a corporate shareholder, the instrument so empowering the officer or attorney, as the case may be, or a notarial copy thereof, must accompany the proxy instrument.

4. To be effective, the instrument of proxy must be received by 5:00 p.m. (Toronto time) on Monday, June 25, 2001 at the address set forth in the accompanying return envelope (Attention: Proxy Department, The CIBC Mellon Trust Company, P.O. Box 12005 STN. BRM B, Toronto, Ontario M7Y 2K5).